EXHIBIT 23 – CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-130798, 333-142415, 333-155602 and 333-157179 of First Financial Service Corporation of our report, dated March 31, 2011, except for Notes 2,5,6,14,15,16,19,22,23 as to which the date is May 11, 2011, with respect to the consolidated financial statements of First Financial Service Corporation, which report appears in this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of First Financial Service Corporation for the year ended December 31, 2010.
Crowe Horwath LLP

Louisville, Kentucky
May 11, 2011